UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABV Consulting, Inc.

(Exact Name of Registrant in its Charter)

Nevada	8742
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code)	Identification No.)

306 Clairmont Road

Villanova, PA 19085

(215) 432-5553

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $0.0001 per share	533,000	$0.10	53,300	6.90

(1) This Registration Statement covers the resale by our selling shareholders of up to 533,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON AUGUST 29, 2014

ABV CONSULTING, INC.

533,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: September 3, 2014.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “ABV Consulting” “Company,” “we,” “us” and “our” refer to ABV Consulting, Inc.

Overview

We were incorporated on October 15, 2013 under the laws of the state of Nevada. We are in the business of providing merchandising and consulting services to Craft beer brewers and distributors, as well as providing additional marketing support within the craft beer industry to retailers and other organizations as needed. While we do not directly produce alcoholic beverages, we provide services to help businesses in the industry improve their marketing, sales and operations. The company was founded by Andrew Gavrin, a seasoned businessman who has worked in the alcoholic beverage field for the past 5 years after working as a strategy consultant for consumer product and other companies. Mr. Gavrin recognized the need for an independent third party company that could help Craft brewers and distributors create and implement marketing, promotional and merchandising plans while working in the industry following 3 years as a strategy consultant. His experience of developing strategies and watching a sales force and distributor implement them with limited success due to competing priorities led him to launch the Company. Mr. Gavrin began working on our business model in the summer of 2013 and formed the Company in October 2013.

Alcoholic beverages are sold in the on-premise class of trade (bars, restaurants, taverns, and similar businesses where drinkers consume the alcohol immediately at the location) and the off-premise class of trade (grocery stores, convenience stores, liquor stores, package stores and other retail locations where drinkers purchase their alcohol to consume later outside of the property of the store). The three-tier alcohol beverage system in the United States mandates that - with some minor exceptions - alcohol beverage manufacturers such as breweries and wineries must sell their product through a distributor, who in turn sells it to the retailer. Manufacturers and distributors together market the brand in order to sell it to consumers. Both tiers, manufacturers and distributors, have sales forces that have numerous priorities that include executing promotions for the brand in the on-premise class of trade, holding sampling events (where legal) in both on-premise and off-premise locations and building displays of the product in the off-premise class of trade. Due to limited resources and competing priorities, these sales forces are not as effective as they can be, and therefore would benefit from an outside party that could assist in developing and executing these strategies.

Based on the experience of Mr. Gavrin, who developed such strategies and the implementation plan for the country's largest craft brewer, we will develop and execute the following marketing techniques for alcohol beverage manufacturers and distributors:

•	Providing general branding support, including marketing research, naming, and graphic design help
•	Building and merchandising displays of product in the off-premise class of trade
•	Executing sampling promotions, where legal, in the on-premise and off-premise class of trade
•	Developing and/or executing promotions in the on-premise class of trade
•	Manning sampling booths at local beer festivals
•	Development and/or execution of other sales and marketing strategies

Additionally, we will provide services for retailers and other organizations using craft beer, including but not limited to:

•	Organizing, promoting and managing beer festivals
•	Improving merchandising and promoting and executing sampling efforts in order to drive more customers into the store and increase basket ring

In June 2014, we completed a Regulation D Rule 506 offering in which we sold 533,000 shares of common stock to 34 investors, at a price per share of $0.10 per share for an aggregate offering price of $53,300.

Where You Can Find Us

The Company's principal executive office and mailing address is 306 Clairemont Road, Villanova, PA 19085. Our telephone number is 215-432-5553.

1

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	5,533,000 shares of common stock. This number represents 9.67% of our current outstanding common stock.

Common stock outstanding before the offering	5,533,000

Common stock outstanding after the offering	5,533,000

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.10 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

2

RISK FACTORS

The Securities offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. This Memorandum contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Memorandum.

Risks Related to Our Business

Limited Operating History

The Company was formed on October 15, 2013. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company's business development with breweries, distributors and retailers, implementing the corporate infrastructure to support operations at the levels called for by the Company's business plan, devise a marketing plan to successfully reach the companies in this field or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

Need for Financing

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

Adverse Effect to Your Interest upon Additional Financing

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

Significant Adverse Impact to our Capital Reserve of any Liable Uninsured Claim

We do not have any insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

Dependence on Key Personnel

The Company will be dependent on its key executive, President and sole Director, Andrew Gavrin, for the foreseeable future. The loss of the services from Andrew Gavrin could have a material adverse effect on the operations and prospects of the Company. He is expected to handle all marketing and sales efforts and manage the operations. His responsibilities include developing business arrangements with breweries, wineries, distributors and retailers, and formulating marketing materials to be used during his presentations and meetings. Another seasoned business manager with an interest in the alcoholic beverage industry would be needed to run the Company if Andrew Gavrin was no longer available. At this time, the Company does not have an employment agreement with Mr. Gavrin, though the Company may enter into such an agreement with its President on terms and conditions usual and customary for its industry. The Company does not currently have "key man" life insurance on Mr. Gavrin.

3

Competition

There are numerous established companies that offer some combination of marketing, promotional and merchandising services to companies in the alcoholic beverage industry. In addition, there are a number of large and well-established general marketing agencies that provide strategy and implementation services to the industry as well as a number of other industries. We are a new entry into this competitive market and may struggle to differentiate ourselves as a specialist that provides more value for breweries, distributors and retailers.

Identifying the Payor in the Three-Tiered Alcoholic Beverage Industry

Unlike other consumer product companies, brewers and other alcoholic beverage producers are generally not allowed, by law, to sell product directly to retailers or consumers. Instead, they form relationships with distributors, who own an interest in the brand. The distributor then sells the product to the retailer, who sells it to the end user. Each manufacturer has a unique arrangement with the distributor in terms of splitting responsibilities for marketing, promoting and merchandising the product. As a result, it is unclear which of these entities will be willing to procure services from the Company, and the willingness to do so will differ on a case-by-case basis, depending on the relationship and division of responsibilities between the manufacturer and the distributor.

Indemnification and Limitation of Liability

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

State Laws Affect What Potential Clients Can and Cannot Pay For

Each state has its own liquor control board and set of laws and regulations governing alcoholic beverage practice within their borders. Depending on the state(s) for which the Company is engaged, the payor, engagement structure, limitations on activities and strategy will differ. The Company may have to spend additional resources on legal advice as it expands to ensure that the business practices are staying within the scope of what is allowed in each state where the Company is operating. Additionally, some profitable engagements may have to be passed upon based on the legal requirements of the state.

Potential Clients May Not Have the Funds or Need to Outsource This Work

Some of the larger Craft brewers and distributors have the resources to handle the strategy and implementation of these services in-house. The vast majority of the country's Craft brewers, however, are small and extremely limited in available resources. While these brewers do not have the expertise to differentiate themselves from their competition, they may not have the resources required to engage us either to help them develop their strategy or to implement promotions and or merchandising.

Craft Beer Growth May Slow

Craft beer has been growing significantly in the past few years, from 1,970 operating Craft breweries in 2011 to 2,483 operating in 2013. Additionally, for four years in a row, Craft beer has seen double digit growth in sales, per the Brewer's Association. This growth in breweries and sales may not continue, thereby reducing the ability and willingness of breweries to pay for the services that we are providing.

Company May Rely on Independent Contractors to Implement Solutions

In order to implement promotions and merchandising to clients at a scale commensurate with the business plan, the Company may be required to engage, at least initially, a number of independent contractors who will need to be trained and actively managed to ensure that their work meets the standard of the Company. Finding, engaging, contracting and maintaining a set of independent contractors who can do this work could cause delays, unplanned expenses and other adverse results for the Company.

4

Risks Related to Our Common Stock

Restricted Securities; Limited Transferability

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the Securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a stockholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

No Public Trading Market

There is no established public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Not Likely to Pay Dividends

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

May Be Subject Now and In the Future to the SEC’s “Penny Stock” Rules

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

6

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 34 holders of our common stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

7

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

We are currently a development stage company. We have not formed any material relationship or entered into any agreement with brewer, distributor, wholesaler or retailer. Since inception, our operations have primarily been limited to forming the Company and raising capital resources. We have taken on a couple of projects without compensation in order to prove our concept.

We managed a not-for-profit charitable beer festival in February 2014 to raise funds for a private school in Pennsylvania. While not compensated for our efforts, we undertook the project as a test case in order to prove our concept and the need for the type of work that we will be doing. The event was widely hailed as a success, as it raised over $7,000 for the school, saw participation from over 5 craft brewers and 2 distributors and was attended by over 100 people. For our company, it opened the door to us running such festivals in the future. It provided lessons learned, gave us a template for running such an event, and created contacts with local breweries, distributors, retailers and others.

We have also consulted to a start up alcoholic cider company, which was looking to create a brand from scratch. We provided support in marketing research, graphic design, promotional planning and providing a path forward, as well as supporting general business efforts. The cider company is still in its early development phases and continues to build toward production.

We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our Director, less our expenses to date.

In June 2014, we completed a Regulation D Rule 506 offering in which we sold 533,000 shares of common stock to 34 investors, at a price per share of $0.10 per share for an aggregate offering price of $53,300.

Plan of Operations

In the three month period starting upon the effective date of this registration statement, we intend to create an online presence in order to drive awareness of the company. This is expected to include developing a website, creating a blog focused on marketing within the alcoholic beverage industry, and building a presence through social media.

Once we have built a presence for the company, we intend to actively market our services and begin to form material relationships and enter into agreements with breweries, distributors and retailers over the remaining twelve month period starting upon the effective date of this registration statement. We will need additional capital raised from such agreements in order to develop a scalable product that can be sold on a larger-scale basis at a strong return for the company.

If we are unable to build our customer base or gain any clients, we will be forced to cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds, we will have to cease operations and investors would lose their entire investment. At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

8

Critical Accounting Policies and Estimates

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, valuation of deferred tax asset, stock based compensation and any beneficial conversion features on convertible debt.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to accounting and reporting by development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Fair value measurements and Fair value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes sales of deals and texts when revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees in accordance with Topic 13, which requires the fees to be deferred and amortized over the term of the agreements. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded during the month the membership is earned.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

9

Results of Operations

For the three and six months periods ended June 30, 2014

We had not generated any revenue for 6 months ended. We incurred operating expenses of $2,635 and $4,135 for the three and six months ended June 30, 2014, respectively. We had a net loss of $2,635 and $4,135 for the three and six months ended June 30, 2014, respectively. For the period ending June 30, 2014, we had a net loss of $4,135.

For the period from October 15, 2013 (Inception) to December 31, 2013

We had not generated any revenue since inception. We incurred operating expenses of $10,814 for the period from October 15, 2013 (inception) to December 31, 2013. We had a net loss of $10,814 for the period from October 15, 2013 (inception) to December 31, 2013.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been for legal, accounting and audit fees. The following trends are reasonably likely to result in a material decrease in our liquidity in the near term:

☐	Development of a Company website
☐	Exploration of potential marketing and advertising opportunities, and
☐	The cost of being a public company

Our net revenues are not sufficient to fund our operating expenses. At June 30, 2014 and December 31, 2013, we had a cash balance of $54,525 and $5,000. Since inception, we raised $53,300 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2014.  Therefore our future operations may be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

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Going Concern

The Company has incurred net operating losses and used cash in operations. As of June 30, 2014, the Company had an accumulated deficit of $14,949, and used cash in operations of $14,589. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

11

DESCRIPTION OF BUSINESS

Overview

We were incorporated on October 15, 2013 under the laws of the state of Nevada. We are in the business of providing merchandising and consulting services to Craft beer brewers and distributors, as well as providing additional marketing support within the craft beer industry to retailers and other organizations as needed. While we do not directly produce alcoholic beverages, we provide services to help businesses in the industry improve their marketing, sales and operations. The company was founded by Andrew Gavrin, a seasoned businessman who has worked in the alcoholic beverage field for the past 5 years after working as a strategy consultant for consumer product and other companies. Mr. Gavrin recognized the need for an independent third party company that could help Craft brewers and distributors create and implement marketing, promotional and merchandising plans while working in the industry following 3 years as a strategy consultant. His experience of developing strategies and watching a sales force and distributor implement them with limited success due to competing priorities led him to launch the Company. Mr. Gavrin began working on our business model in the summer of 2013 and formed the Company in October 2013.

Alcoholic beverages are sold in the on-premise class of trade (bars, restaurants, taverns, and similar businesses where drinkers consume the alcohol immediately at the location) and the off-premise class of trade (grocery stores, convenience stores, liquor stores, package stores and other retail locations where drinkers purchase their alcohol to consume later outside of the property of the store). The three-tier alcohol beverage system in the United States mandates that - with some minor exceptions - alcohol beverage manufacturers such as breweries and wineries must sell their product through a distributor, who in turn sells it to the retailer. Manufacturers and distributors together market the brand in order to sell it to consumers. Both tiers, manufacturers and distributors, have sales forces that have numerous priorities that include executing promotions for the brand in the on-premise class of trade, holding sampling events (where legal) in both on-premise and off-premise locations and building displays of the product in the off-premise class of trade. Due to limited resources and competing priorities, these sales forces are not as effective as they can be, and therefore would benefit from an outside party that could assist in developing and executing these strategies.

Based on the experience of Mr. Gavrin, who developed such strategies and the implementation plan for the country's largest craft brewer, we will develop and execute the following marketing techniques for alcohol beverage manufacturers and distributors:

•	Providing general branding support, including marketing research, naming, and graphic design help
•	Building and merchandising displays of product in the off-premise class of trade
•	Executing sampling promotions, where legal, in the on-premise and off-premise class of trade
•	Developing and/or executing promotions in the on-premise class of trade
•	Manning sampling booths at local beer festivals
•	Development and/or execution of other sales and marketing strategies

Additionally, we will provide services for retailers and other organizations using craft beer, including but not limited to:

•	Organizing, promoting and managing beer festivals
•	Improving merchandising and promoting and executing sampling efforts in order to drive more customers into the store and increase basket ring

In June 2014, we completed a Regulation D Rule 506 offering in which we sold 533,000 shares of common stock to 34 investors, at a price per share of $0.10 per share for an aggregate offering price of $53,300.

Target Market

The target market consists of America's 2,500 Craft breweries (as defined by the Brewers Association) and hundreds of beer distributors, who are in a fast-growing, but ultra-competitive segment of the alcoholic beverage industry. With a handful of exceptions, the breweries do not have the resources to execute standard and innovative marketing strategies in-house. The distributors, which manage multiple brands typically do not have the time to execute promotions or build world-class displays for these Craft breweries. Secondary targets include retailers and organizations that can derive value from our promotional support and expertise within the craft brewing industry.

Marketing and Sales

At this early stage of our operation, our President and sole Director is expected to handle all marketing and sales efforts. His responsibilities include developing business arrangements with brewers and distributors, directing the development of the company website and other online communication tools, and formulating marketing materials to be used during his presentations and meetings.

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We plan to enter the market by developing relationships initially with breweries and distributors. We plan to develop an informational website that promotes our services and provides a contact function that allows prospects to contact us for additional information. We may also develop other online entities to communicate the value we can add, including a presence on Facebook, a Twitter handle and an online blog.

We plan to advertise in industry-specific journals. In order to prove the value-add that we will provide, we will build displays and execute promotions for retailers, with expenses coming out of our own pocket with the expectation that retailers will then request that distributors and breweries utilize our services.

Competition

The primary source of competition will come from the manufacturers and distributors directly. Those that have the resources and inclination to handle these tasks in-house will not need our services. Developing and executing such promotions and other marketing techniques is typically one of their responsibilities. However, because many do not have the time, money or people to do so, they use outside companies such as:

•	Large National and local marketing agencies, such as Digitas (http://digitas.com), Interpublic (http://intercomagency) and Omnicom (http://omnicomgroup.com)
•	Alcoholic beverage sampling companies, such as HausPromotions (http://hauspromotions.com) and CEA (http://classieentertainmentagency.com)
•	Local merchandising companies

The large marketing agencies do not have an expertise in Craft beer, and are often too expensive for much of our target market to engage. While the sampling companies do have expertise in the alcoholic beverage industry, they are geared primarily towards the mass brewers - Anheuser Busch, Miller, Coors, Crown Imports and Heineken - and other image-driven wine and spirits companies. As a result, they do not generally have expertise in the education needed to effectively promote Craft beers. Local merchandising companies are too small to identify and are not widely spread throughout all of the major markets. In between these competitors, there is a niche area that we plan to fill.

Services Pricing

The cost for consulting projects will depend on the scope of the project and time required to execute it. We plan to charge a flat fee, as oppose to an hourly rate, in order to provide our clients with cost-certainty. Additionally, expenses incurred, including travel, will be passed through to the client.

For promotion, sample and merchandising implementation services, we project the cost to range from $25-$100 per event, based on the complexity, time involved and number of total events being executed as part of the engagement. The cost of other activities could be based on the increase of revenue - for example, managing a beer festival would be charged as a percentage of the ticket sales - or an hourly rate, based upon the complexity of the work required.

Employees and Independent Contractors

We presently have no employees apart from our sole Officer and Director. Our sole Officer and Director devotes between 10 and 20 hours per week to our affairs.

Over time, we may be required to hire employees or engage independent contractors in order to execute our promotion and merchandising projects. These decisions will be made by our Officer and Director if and when appropriate.

DESCRIPTION OF PROPERTY

The Company's principal executive office and mailing address is 306 Clairemont Road, Villanova, PA 19085. Our telephone number is 215-432-5553. There is no lease on the premises the Company is occupying and the Company is not responsible for paying rent. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the personal residence of our president and sole director, Andrew Gavrin. Once our business grows and generates revenue, we will look for more office space in a separate corporate office.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of August 29, 2014. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Andrew Gavrin	40	President, Chief Executive Officer, Chief Financial Officer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Andrew Gavrin, President, Chief Executive Officer, Chief Financial Officer and Director

Mr. Gavrin spent five years at Boston Beer Company from 2008 to 2013, first in the Trade Marketing group where he worked directly with the Sales force and created selling materials for distributors. He then led the Promotions Team as a Senior Manager, where he was responsible for developing the merchandising and promotions for the Samuel Adams beer brand. Prior to working at the Boston Beer Company, Mr. Gavrin was a Senior Consultant at Axia Limited, a strategy consulting company, where he developed and implemented strategies for companies in the consumer products and pharmaceutical space. He earned a Master of Business Administration degree from the Wharton School of Business, a Juris Doctor from the University of Pennsylvania Law School and a Bachelor of Science from the School of Industrial and Labor Relations at Cornell University.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Our sole director and executive officer has not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us.

We do not expect to pay any compensation to Mr. Gavrin until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of Memorandum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of August 29, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Andrew Gavrin	5,000,000	90.33%

All Executive Officers and Directors as a group (1 person)	5,000,000	90.33%

(1)	Based on 5,533,000 shares of common stock outstanding as of August 29, 2014.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Andrew Gavrin, who is the President and sole Director at the inception of the Company, took the initiative in forming and organizing the business of the Company. The Company as a result issued 5,000,000 shares of Common Stock to Mr. Gavrin for his contribution of $15,000 at inception - $814 as contributed capital for expenses paid in which he does not intend to be reimbursed.

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SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 533,000 shares of our common stock held by 34 shareholders. Such shareholders include the holders of 533,000 shares sold in our private offering pursuant to Regulation D Rule 506 sold through June 2014 at an offering price of $0.10 per share.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of common stock beneficially owned by each selling shareholder as of the date of this Prospectus, the shares of common stock covered by this Prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. The selling shareholders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Daniel Gavrin	50,000	50,000	0	0%
Judith Crawford	50,000	50,000	0	0%
Jennifer Klein	50,000	50,000	0	0%
David Gavrin	50,000	50,000	0	0%
Dennis Krim	50,000	50,000	0	0%
Sharon Goldberg	20,000	20,000	0	0%
Martin Fischman	9,000	9,000	0	0%
Marjorie Levin	9,000	9,000	0	0%
Joanne Holland	10,000	10,000	0	0%
Stephen Mackie	5,000	5,000	0	0%
Arnold Knepper	5,000	5,000	0	0%
Scott Cohen	5,000	5,000	0	0%
Shanna Cole	5,000	7,500	0	0%
Sy Ader	5,000	5,000	0	0%
Ed Murphy	2,500	2,500	0	0%
Teradon and Caryn Collins	10,000	10,000	0	0%
David Rosner	10,000	10,000	0	0%
Jill Super	2,500	2,500	0	0%
Ben Super	5,000	5,000	0	0%
Theodore Goldberg	20,000	20,000	0	0%
Jacob Kobrick	5,000	5,000	0	0%
Roza Gavrin	50,000	50,000	0	0%
Peter Theriout	5,000	5,000	0	0%
Nicole Angelos	5,000	5,000	0	0%
David Kessler	10,000	10,000	0	0%
Stephen Reimer	2,500	2,500	0	0%
DCL Ventures	2,500	2,500	0	0%
Darrell Lerner	7,500	7,500	0	0%
Larry Weiderhorn	50,000	50,000	0	0%
Karon Konner	10,000	10,000	0	0%
Sarah Sweeney	5,000	5,000	0	0%
JP Boles	2,500	2,500	0	0%
Stephen Ferenchick	2,500	2,500	0	0%
Charles Lyle	2,500	2,500	0	0%
TOTAL	533,000	533,000	0	0%

(1)	Based on 5,533,000 shares outstanding as of September 3, 2014.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share for the duration of the offering. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 for the duration of the offering.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of $100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of the date hereof, 5,533,000 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the common stock being offered pursuant to this registration statement will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, NJ 08648.

The financial statements for the period from October 15, 2013 (inception) to December 31, 2013 included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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ABV CONSULTING
BALANCE SHEET

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$54,525	$5,000

TOTAL CURRENT ASSETS	54,525	5,000

TOTAL ASSETS	$54,525	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$360	$-

TOTAL CURRENT LIABILITIES	360	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 5,533,000 and 5,000,000 hares issued and outstanding, respectively	553	520
Stock receivable	-	35,294
Additional paid in capital	68,561	(20,000)
Accumulated deficit during development stage	(14,949)	(10,814)
TOTAL STOCKHOLDERS'S DEFICIT	54,165	5,000

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$54,525	$5,000

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ABV CONSULTING
STATEMENT OF OPERATION
(UNAUDITED)

	For the Three	For the Six
	Months Ended	Months Ended
	June 30, 2014	June 30, 2014

Revenue
Service Revenue, net	$-	$-

OPERATING EXPENSES
General and administrative	2,635	4,135
Total Operating Expenses	2,635	4,135

NET LOSS FROM OPERATIONS	(2,635)	(4,135)

Net loss before provision for income taxes	(2,635)	(4,135)

Provision for Income Taxes	-	-

NET LOSS	$(2,635)	$(4,135)

Net loss per share - basic and diluted	(0.00)	(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	5,478,000	5,434,221

20

ABV CONSULTING
STATEMENT OF CASH FLOW
(UNAUDITED)

For the Six
Ended
June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable	360
Net Cash Used In Operating Activities	(3,775)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	-
Proceeds from sale of common stock	53,300
Net Cash Provided By Financing Activities	53,300

NET INCREASE / (DECREASE) IN CASH	49,525

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54,525

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

21

ABV CONSULTING
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
(UNAUDITED)

					Accumulated
					Deficit
			Additional		During	Total
	Common Stock		Paid-in		Development	Stockholders'
	Shares	Par Value	Capital	Stock receivable	Stage	Deficit

Balance, December 31, 2013	5,200,000	520	35,294	20,000	(10,814)	5,000

Sale of common stock	333,000	333	33,267		-	33,300

Collection of stock receivable	-	-		20,000	-	20,000

Net loss	-	-	-		(4,135)	(4,135)

Balance June 30, 2014	5,533,000	$553	$68,561	-	$14,949	$54,165

22

ABV CONSULTING

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2014

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

(A)

Organization

ABV Consulting. (“The Company”) was originally organized in the State of Nevada on October 15, 2013. The Company is a development stage company that performs consulting services provides merchandising and consulting services to Craft beer brewers and distributors, as well as providing additional marketing support within the craft beer industry to retailers and other organizations as needed. While The Company does not directly produce alcoholic beverages, it provides services to help businesses in the industry improve their marketing, sales and operations.

(B)

Going Concern

As of 6-30-14, the Company has incurred net operating losses and used cash in operations. As of June 30, 2014, the Company had an accumulated deficit of $14,949, and used cash in operations of $14,589 from inception. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)

Cash and Cash Equivalents

The Company considers investments that have original maturities of three months or less when purchased to be cash equivalents.

(B)

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, valuation of deferred tax asset, stock based compensation and any beneficial conversion features on convertible debt.

(C)

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information necessary for a comprehensive presentation of financial position and results of operations. The interim results for the period ended June 30, 2014 are not necessarily indicative of results for the full fiscal year. It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation

23

(D)

Fair value measurements and Fair value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

(E)

Property and Equipment and Website Costs

Computer Equipment and Website Costs are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized.

The Company has adopted the provisions of ASC 350-50-15, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

Depreciation/
Amortization
Asset Category	Period
Furniture and Fixture	5 Years
Computer equipment	3 Years

(F)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

(G)

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes sales of deals and texts when revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees in accordance with Topic 13, which requires the fees to be deferred and amortized over the term of the agreements. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded during the month the membership is earned.

24

(H)

Segments

The Company operates in one segment and therefore segment information is not presented.

(I)

Loss Per Share

The basic loss per share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As of June 30, 2014 and December 31, 2013 has company has no dilutive securities.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The Company elected early adoption of ASU 2014-10. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company. The company elected early adoption of ASU 2014-10.

No other accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements.

NOTE 4 – STOCKHOLDERS EQUITY

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of blank shares of common par value $0.0001

In November 2013, the Company sold 5,000,000 shares to the Company’s founder for proceeds of $15,000 ($.003 per share).

In December 2013 the Company’s founder paid $814 on behalf of the Company. The amount was recorded as a contribution of capital.

During the six months ended June 30, 2014 the Company completed the private placement of 533,000 shares of common stock for proceed of $53,300 ($.10 per share). The Company incurred filing fees of $814.

NOTE 5 – SUBSEQUENT EVENTS

NONE

25

To the Board of Directors

ABV Consulting, Inc.

We have audited the accompanying balance sheet of ABV Consulting, Inc. from inception (October 15, 2013) to December 31, 2013, and the related statement of operations, changes in stockholders' deficit, and cash flows for the period ending December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABV Consulting, Inc. as of December 31, 2013, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a loss from operations since inception and had negative working capital as of December 31, 2013, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 3, 2014

26

ABV CONSULTING
BALANCE SHEET
(AUDITED)

December 31,
2013

ASSETS

CURRENT ASSETS
Cash	$5,000

TOTAL CURRENT ASSETS	5,000

TOTAL ASSETS	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$-

TOTAL CURRENT LIABILITIES	-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 5,200,000 shares issued and outstanding	520
Additional paid in capital	35,294
Stock receivable	(20,000)
Accumulated deficit during development stage	(10,814)
TOTAL STOCKHOLDERS'S DEFICIT	5,000

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,000

27

ABV CONSULTING
STATEMENT OF OPERATION
(AUDITED)

For the Period From
October 15, 2013
(Inception) to
December 31, 2013

Revenue
Service Revenue, net	$-

OPERATING EXPENSES
General and administrative	10,814
Total Operating Expenses	10,814

NET LOSS FROM OPERATIONS	(10,814)

Net loss before provision for income taxes	(10,814)

Provision for Income Taxes	-

NET LOSS	$(10,814)

Net loss per share - basic and diluted	(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	5,005,195

28

ABV CONSULTING
STATEMENT OF CASH FLOW
(AUDITED)

For the Period From
October 15, 2013
(Inception) to
December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,814)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable	-
Net Cash Used In Operating Activities	(10,814)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	814
Proceeds from sale of common stock to founders	15,000
Net Cash Provided By Financing Activities	15,814

NET INCREASE / (DECREASE) IN CASH	5,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,000

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Shares issued for cash not yet received	20,000
Cash paid for interest expense	$-

29

ABV CONSULTING
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
(AUDITED)

					Accumulated
					Deficit
			Additional		During	Total
	Common Stock		Paid-in		Development	Stockholders'
	Shares	Par Value	Capital	Stock receivable	Stage	Deficit

Balance October 15, 2013 (Inception)	-	$-	$-		$-	$-

Issuance of stock -founders ($.003 per share)	5,000,000	500	14,500		-	15,000

Contribution of capital	-	-	814		-	814

Shares issued for cash not received	200,000	20	19,980	(20,000)		-

Net Loss	-	-	-		(10,814)	(10,814)

Balance, December 31, 2013	5,200,000	$520	$35,294	(20,000)	$(10,814)	$5,000

30

ABV CONSULTING

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

(A)

Organization

ABV Consulting. (“The Company”) was originally organized in the State of Nevada on October 15, 2013. The Company is a development stage company that performs consulting services provides merchandising and consulting services to Craft beer brewers and distributors, as well as providing additional marketing support within the craft beer industry to retailers and other organizations as needed. While The Company does not directly produce alcoholic beverages, it provides services to help businesses in the industry improve their marketing, sales and operations.

(B)

Going Concern

Since inception, the Company has incurred net operating losses and used cash in operations. As of June 30, 2014, the Company had an accumulated deficit of $10,814, and used cash in operations of $10,814 from inception. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)

Cash and Cash Equivalents

The Company considers investments that have original maturities of three months or less when purchased to be cash equivalents.

(B)

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, valuation of deferred tax asset, stock based compensation and any beneficial conversion features on convertible debt.

(C)

Fair value measurements and Fair value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

31

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

(D)

Property and Equipment and Website Costs

Computer Equipment and Website Costs are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized.

The Company has adopted the provisions of ASC 350-50-15, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

Depreciation/
Amortization
Asset Category	Period
Furniture and Fixture	5 Years
Computer equipment	3 Years

(E)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

(F)

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s income tax expense differs from the “expected” tax expense for federal income tax purpose by applying the Federal & State blended rate of 37.63% as follows:

December 31, 2013

Expected income tax (benefit) expense at the statutory rate of 37.63%	$(3,785)
Tax effect of expenses that are not deductible for income tax purposes
Change in valuation allowance	___

Provision for income taxes	$3,785

The components of deferred income taxes are as follows:
December 31, 2013

Deferred income tax asset:	$3,785
Net operating loss carryforwards
Valuation allowance	(3,785)
Deferred income taxes	$-

As of December 31, 2013, the Company has a net operating loss carry forward of approximately $10,814 available to offset future taxable income through 2034. This results in deferred tax assets of approximately $3,785 as of December 31, 2013.

32

(G)

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes sales of deals and texts when revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees in accordance with Topic 13, which requires the fees to be deferred and amortized over the term of the agreements. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded during the month the membership is earned.

(H)

Segments

The Company operates in one segment and therefore segment information is not presented.

(I)

Loss Per Share

The basic loss per share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As of December 31, 2013 has company has no dilutive securities.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The Company elected early adoption of ASU 2014-10. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company. The company elected early adoption of ASU 2014-10.

No other accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements.

NOTE 4 – STOCKHOLDERS EQUITY

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of blank shares of common par value $0.0001

In November 2013, the Company sold 5,000,000 shares to the Company’s founder for proceeds of $15,000 ($.003 per share).

In December 2013 the Company’s founder paid $814 on behalf of the Company. The amount was recorded as a contribution of capital.

NOTE 5 – SUBSEQUENT EVENTS

Subsequent to December 31, 2013 the Company completed the private placement of 533,000 shares of common stock for proceed of $53,300 ($.10 per share)

33

ABV CONSULTING, INC.

533,000 SHARES

OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until September 3, 2014, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is September 3, 2014.

34

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$6.90
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$1,000
Accounting fees and expenses	$1,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$1,525
Miscellaneous	$1,000
Total	$15,031.90

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on October 15, 2013. In connection with incorporation, we issued 5,000,000 shares of common stock to our founder.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares.

In June 2014, we sold through a Regulation D Rule 506 offering a total of 533,000 shares of common stock to 34 investors, at a price per share of $0.10 for an aggregate offering price of $53,300. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	Certificate of Correction
3.3	Bylaws
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)

* To be filed by amendment.

35

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

36

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Villanova, PA, on September 3, 2014.

ABV CONSULTING, INC.

By:	/s/Andrew Gavrin
Andrew Gavrin
President, Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Andrew Gavrin	President, Chief Executive Officer,	September 3, 2014
Andrew Gavrin	Chief Financial Officer and Director

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